UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 31, 2015

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

177 West Putman Avenue, Greenwich CT	06830
(Address of Principal Executive Offices)	(Zip Code)

(914) 242-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015 the Board of Directors of the Corporation appointed Richard C. Pfenniger Jr. a director of the Corporation effective immediately.

In addition, on March 31, 2015 (the “Grant Date”), pursuant to the Corporation’s 2007 Incentive Stock Plan (the “Plan”), Mr. Pfenniger was granted 100,000 Stock Units (“RSU’s”), each representing the initial right to receive, on the settlement date(s), one share of common stock, par value $.01 per share, of the Corporation (the “Common Stock”), subject to the terms and conditions set forth in the Corporation’s Stock Unit Agreement (the “Agreement”).   Mr. Pfenniger’s 100,000 RSU’s shall vest in 1/3 increments of 33,333, on each of the one year and two year anniversary, and 33,334 on the three year anniversary of the Grant Date and shall be subject to a three year transfer or sale restriction until the three year anniversary of the Grant Date.

Mr. Pfenniger served as Interim Chief Executive Officer of Vein Clinics of America, Inc. from May 2014 to February 2015 and also served as Interim Chief Executive Officer of Integramed America, Inc., a manager of highly specialized outpatient medical centers, from January to June 2013. From 2003 until 2011, Mr. Pfenniger served as the Chairman of the Board, President and Chief Executive Officer of Continucare Corporation, a provider of primary care physician services. Mr. Pfenniger was the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., a provider of career-oriented higher education, from 1997 until 2003. From 1994 to 1997, Mr. Pfenniger served as the Chief Operating Officer of IVAX Corporation, and from 1989 to 1994 he served as the Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation, a multi-national pharmaceutical company. Mr. Pfenniger also currently serves as a Director of TransEnterix, Inc., a medical device company and Opko Health, Inc., a multi-national pharmaceutical and diagnostics company and also served as a director of Safestitch Medical, Inc. from 2005 to 2013 and IVAX Corporation from 2002 to 2009.  Mr. Pfenniger also currently serves as a director of GP Strategies Corporation, a global performance improvement solutions provider, since 2005.   Harvey Eisen, the Corporation’s Chairman and Chief Executive Officer is the Chairman of GP Strategies Corporation and Marshall Geller, a director of the Corporation, is also a director of GP Strategies Corporation.

The Corporation believes that Mr. Pfenniger’s prior experience as a Chief Executive Officer of a public company and his other senior management roles, each of which have required him to balance the demands of clients, employees and investors, makes him a valuable addition to the Corporation’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

Date: March 31, 2015	By:	/s/ IRA J. SOBOTKO
Name: Ira J. Sobotko Title: Vice President & Chief Financial Officer

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